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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report DECEMBER 21, 1998
                        (Date of earliest event reported)



                      COLLABORATIVE CLINICAL RESEARCH, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                       (000-20699)            34-1685364
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(State or other jurisdiction of    (Commission File No.)     (I.R.S. Employer
incorporation)                                               Identification No.)

20600 Chagrin Boulevard, Cleveland, Ohio                         44122
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:           (216) 491-9930
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                         Exhibit Index Appears on Page 4


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Item 5.   Other Events
----------------------

         On December 22, 1998, Collaborative Clinical Research, Inc. ("Collaborative") issued a press release announcing the signing of a definitive agreement to sell the assets of its Clinical division to The West Company, Incorporated for $15.0 million in cash, subject to certain post closing adjustments. The assets to be sold include those related to Collaborative's affiliated site network and its wholly owned subsidiaries, GFI Pharmaceutical Services, Inc. and WCE Clinical Evaluations. After the transaction, Collaborative's assets will consist of approximately $40.0 million in cash and short-term investments, and its DataTRAK, Inc. subsidiary. The transaction is subject to the approval of Collaborative's shareholders, the receipt of regulatory approvals and other customary conditions.






                                    SIGNATURE
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             COLLABORATIVE CLINICAL RESEARCH, INC.

                             By: /s/ Terry C. Black
                                ------------------------------------------------
                                 Terry C. Black
                                 Vice President of Finance, Chief Financial
                                 Officer, Treasurer and Assistant Secretary


Date:  December 28, 1998












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                                  EXHIBIT INDEX
                                  -------------

         EXHIBIT NO.              DESCRIPTION                             PAGE
         -----------              -----------                             ----

         99.1              Press Release Issued by the Company
                           on December 22, 1998.                            4























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